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            WRITTEN CONSENT OF JONES LANG LASALLE SALLMANNS LIMITED


30 June 2008

LDK Solar Co., Ltd.
Hi-Tech Industrial Park
Xingyu City
Jiangxi Province 338032
The People's Republic of China


Ladies and Gentlemen:


We hereby consent to the references to our name of Sallmanns (Far East) Limited, which has since February 2008 merged into Jones Lang LaSalle Sallmanns Limited, valuation methodologies, assumptions and value conclusions for accounting purposes, with respect to our appraisal reports addressed to the board of directors of LDK Solar Co., Ltd. (the "Company") initially in the Company's Registration Statement on Form F-1 filed with the U.S. Securities and Exchange Commission (the "SEC") in May 2007 and subsequently in the Company's annual report on Form 20-F filed with the SEC in April 2008, which is incorporated by reference into the Company's registration statement on Form F-3 (the "Registration Statement") filed by the Company with the SEC in connection with the registration under the United States Securities Act of 1933, as amended, of $400,000,000 aggregate principal amount of 4.75% convertible senior notes due 2013 (the "Notes") and ordinary shares, par value $0.10 each, of the Company ("Ordinary Shares") underlying the American depositary shares into which the Notes are convertible, for resale by holders of the Notes, including Ordinary Shares underlying the American depositary shares into which the Notes are convertible. We also hereby consent to the filing of this letter as an exhibit to the Registration Statement, as may be amended or supplemented from time to time, and classification as an expert under the Securities Act of 1933, as amended.

In reaching our value conclusions, we relied on the accuracy and completeness of the financial statements and other data relating to the Company provided to us by the Company and its representatives. We did not audit or independently verify such financial statements or other data relating to the Company and take no responsibility for the accuracy of such information. Our valuation reports were used as part of the Company's analysis in reaching their conclusion of value.

Our offices are located at 22nd Floor, Siu On Center, 188 Lockhart Road, Wanchai, Hong Kong.


                                            Yours faithfully,
                                            For and on behalf of
                                            Jones Lang LaSalle Sallmanns Limited

                                            /s/ Simon Chan
                                            --------------
                                            Director